==============================================================================








                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549
                        --------------------------


                                Form 8-K

                              CURRENT REPORT
                  Pursuant to Section 13 of 15(d) of the
                     Securities Exchange Act of 1934


     Date of Report (Date of Earliest Event Reported): March 20, 2000


                     COVAD COMMUNICATIONS GROUP, INC.
            (Exact Name of Registrant as Specified in Charter)

       Delaware                000-25271               77-0461529
    (State or Other         (Commission File        (I.R.S. Employer
     Jurisdiction               Number)            Identification No.)
   of Incorporation)


         2330 Central Expressway, Santa Clara, California 95050
          (Address of Principal Executive Offices)  (Zip Code)






   Registrant's telephone number, including area code: (408) 844-7500



==============================================================================

Item 2.  Acquisition or Disposition of Assets.

     On March 20, 2000, Covad Communications Group, Inc. ("Covad") completed the acquisition of Laser Link.Net, Inc. ("Laser Link") pursuant to the terms of the previously reported Agreement and Plan of Merger, dated as of March 8, 2000 (the "Merger Agreement"), among Covad, a Delaware Corporation, Lightsaber Acquisition Co., a Delaware corporation and a direct, wholly owned subsidiary of Acquirer and Laser Link, a Pennsylvania corporation.
The outstanding Laser Link shares were converted into 6.45 million shares of Covad common stock (after giving effect to the three for two split of Covad common stock in April 2000). In addition, Covad assumed all of Laser Link's outstanding debt. The amount of consideration was determined through arm's length negotiations.

    The Merger Agreement is incorporated herein by reference from Covad's Current Report on Form 8-K for an event dated March 8, 2000.

    This current report on Form 8-K contains audited financial statements for Laser Link in accordance with the rules and regulations of the Securities and Exchange Commission.


Item 7.   Financial Statements, Pro Forma Financial Information and
Exhibits.

     (a)  Financial Statements

               Laser Link Report on Audits of Financial Statements for the Years Ended December 31, 1999 and 1998

     (b)  Pro Forma Financial Information

               None

     (c)  Exhibits

               None

                                SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: June 20, 2000

                                  COVAD COMMUNICATIONS GROUP, INC.


                                  By:/s/ Dhruv Khanna
                                     -----------------------------------
                                     Name:  Dhruv Khanna
                                     Title: Executive Vice President,
                                              General Counsel and Secretary

                           LASER LINK.NET, INC.

                           REPORT ON AUDITS OF
                           FINANCIAL STATEMENTS
                           for the years ended
                        December 31, 1999 and 1998

                           LASER LINK.NET, INC.

                            TABLE OF CONTENTS



                                                             Pages

Report of Independent Accountants                               6

Balance Sheets as of December 31, 1999 and 1998                 7

Statements of Operations for the years ended December 31,
   1999, 1998 and 1997                                          9

Statements of Stockholders' Equity and Redeemable Preferred
   Stock for the years ended December 31, 1999 and 1998        10

Statements of Cash Flows for the years ended December 31,
   1999 and 1998                                               12

Notes to Financial Statements                                  13

                    Report of Independent Accountants
                    ---------------------------------


The Board of Directors and Stockholders of
Laser Link.Net, Inc.:

In our opinion, the accompanying balance sheets and the related statements of operations, stockholders' equity and redeemable preferred stock and of cash flows present fairly, in all material respects, the financial position of Laser Link.Net, Inc. at December 31, 1999 and 1998, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1999 in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.






January 21, 2000, except for Note 9
   as to which the date is March 8, 2000

                           LASER LINK.NET, INC.

                              Balance Sheets
                          (dollars in thousands)


                                                                                                 December 31,
                                                                                 ---------------------------------------------
                                    ASSETS                                               1999                    1998
                                    ------                                       ---------------------   ---------------------
Current assets:
 Cash and cash equivalents                                                             $  3,514                $  4,586
 Accounts receivable, net of allowance for doubtful accounts of $339 at
   December 31, 1999                                                                      2,588                      12
 Prepaid expenses and other current assets                                                  230                      --
                                                                                       --------                --------
     Total current assets                                                                 6,332                   4,598

Property and equipment, at cost                                                           4,516                     759
Less accumulated depreciation and amortization                                           (1,470)                   (157)
                                                                                       --------                --------
     Property and equipment, net                                                          3,046                     602
                                                                                       --------                --------
     Total assets                                                                      $  9,378                $  5,200
                                                                                       ========                ========
                     LIABILITIES AND STOCKHOLDERS' EQUITY
                     -------------------------------------

Current liabilities:
 Line of credit                                                                        $  3,750                $     --
 Accounts payable                                                                         3,974                     447
 Accrued payroll and other expenses                                                         776                      65
 Deferred revenue                                                                           349                      --
 Loans from officers                                                                         --                     417
                                                                                       --------                --------
     Total liabilities                                                                    8,849                     929
                                                                                       --------                --------
Commitments and contingent liabilities

Class A Redeemable Preferred Stock, no par value, 20,000 shares authorized, issued and outstanding at December 31, 1999 and 1998, respectively
         Liquidation value: $2,000 at December 31, 1999 and 1998                            842                     352

Stockholders' (deficit) equity:
         Preferred Stock, no par value, 10,000,000 shares authorized, 20,000 issued and outstanding as redeemable preferred stock

         Class A Common Stock, no par value, 200,000,000 shares authorized,
                 7,562,480 and 7,474,860 shares issued and outstanding at
                 December 31, 1999 and 1998, respectively                                 4,255                   4,253






         Class B Common Stock, no par value, 200,000,000 shares authorized,
                 18,512,380 and 18,600,000 shares issued and outstanding at
                 December 31, 1999 and 1998, respectively                                     348                    350
         Additional paid-in capital                                                         1,182                  1,672
         Accumulated deficit                                                               (6,098)                (2,356)
                                                                                       ----------              ---------
                                  Total stockholders' (deficit) equity                       (313)                 3,919
                                                                                       ----------              ---------
                                  Total liabilities and stockholders'
                                  (deficit) equity                                     $    9,378              $   5,200
                                                                                       ==========              =========


      The accompanying notes are an integral part of these financial statements.

                           LASER LINK.NET, INC.

                         Statements of Operations
                          (dollars in thousands)

                                                                                 For the year ended December 31,
                                                                           1999                1998                1997
                                                                    -----------------   -----------------    -----------------
Revenues                                                               $    14,288         $        30         $        138

Cost of services provided                                                    8,244                  --                   --
                                                                       -----------         -----------         ------------
Net revenues                                                                 6,044                  30                  138
                                                                       -----------         -----------         ------------
Costs and expenses:
   Cost of internet services                                                 5,451               1,109                  263
   Sales and marketing                                                         807                 120                    7
   General and administrative                                                2,048                 520                   74
   Depreciation and amortization                                             1,313                 130                   26
                                                                       -----------         -----------         ------------
     Total costs and expenses                                                9,619               1,879                  370
                                                                       -----------         -----------         ------------
   Loss from operations                                                     (3,575)             (1,849)                (232)

Interest income                                                                 14                   2                   --
Interest expense                                                               181                  68                   14
                                                                       -----------         -----------         ------------
     Net loss                                                          $    (3,742)        $    (1,915)        $       (246)
                                                                       ===========         ===========         ============
Preferred stock dividends and accretion of preferred stock to
redemption value                                                              (490)                 --                   --

Net loss attributable to common shareholders                                (4,232)             (1,915)                (246)

Basic and diluted net loss per common share                            $     (0.16)        $     (0.09)        $      (0.01)
                                                                       ===========         ===========         ============
Basic and diluted weighted average shares outstanding                   26,074,860          21,335,443           18,629,918

      The accompanying notes are an integral part of these financial statements.

                           LASER LINK.NET, INC.

    Statements of Stockholders' Equity and Redeemable Preferred Stock
                          (dollars in thousands)

                                  Redeemable Preferred Stock                Class A Common Stock         Class B Common Stock
                               -----------------------------             -------------------------      ---------------------
                               Shares                Amount               Shares          Amount        Shares       Amount
                               ------                ------              -------          ------        ------       ------
Balance at December 31,
1996                                                                                                        4,020
Sale of Class A Common
Stock                                                                    1,640,000      $    410
Redemption of Class B
Common Stock                                                                                               (4,020)
Purchase of Class B
Common Stock                                                                                           18,600,000    $ 350
Net loss for the year
                           --------        ----------                -------------     ---------      -----------   ------
Balance at December 31,
1997                                                                     1,640,000           410       18,600,000      350
                           --------        ----------                -------------     ---------       ----------   ------
Sale of Class A Common
Stock                                                                    5,834,860         3,843
Non-employee stock option
compensation expense
Warrants issued for Class
B Common Stock
Sale of Class A Preferred
Stock, net of expenses       20,000               352
Net loss for the year
                           --------        ----------                -------------     ---------       -----------    ------
Balance at December 31,
1998                         20,000               352                    7,474,860         4,253         18,600,000     350
                           --------        ----------                -------------     ---------       -----------    ------
Amortization of discount
on Class A Preferred
Stock                                             330
Accretion of dividends on
Class A Preferred Stock                           160
Exchange of stock                                                           87,620             2            (87,620)     (2)
Net loss for the year
                           --------        ----------                -------------     ---------       -----------    ------
Balance at December 31,
1999                         20,000        $      842                    7,562,480     $   4,255         18,512,380     $
                                                                                             348
                           ========        ==========                =============     =========       ===========    ======


      The accompanying notes are an integral part of these financial statements.

                           LASER LINK.NET, INC.

    Statements of Stockholders' Equity and Redeemable Preferred Stock
                          (dollars in thousands)


                                                                                                          Total Stockholders'
                                                   Additional Paid-in Capital    Accumulated Deficit            Deficit
                                                   --------------------------    -------------------      ------------------
Balance at December 31, 1996                                                           $  (195)                 $ (195)
Sale of Class A Common Stock                                                                                       410
Redemption of Class B Common Stock                                                                                  --
Purchase of Class B Common Stock                                                                                   350
Net loss for the year                                                                     (246)                   (246)
                                                            -------                   --------                  ------
Balance at December 31, 1997                                                              (441)                    319
                                                            -------                   --------                  ------
Sale of Class A Common Stock                                                                                     3,843
Non-employee stock option compensation expense               $   13                                                 13
Warrants issued for Class B Common Stock                         59                                                 59
Sale of Class A Preferred Stock, net of expenses              1,600                                              1,600
Net loss for the year                                                                   (1,915)                 (1,915)
                                                            -------                   --------                  ------
Balance at December 31, 1998                                  1,672                     (2,356)                  3,919
                                                            -------                   --------                  ------
Amortization of discount on Class A Preferred
Stock                                                          (330)                                              (330)
Accretion of dividends on Class A Preferred
Stock                                                          (160)                                              (160)
Exchange of stock                                                                                                   --
Net loss for the year                                                                   (3,742)                 (3,742)
                                                            -------                   --------                  ------
Balance at December 31, 1999                                 $1,182                    $(6,098)                 $ (313)
                                                            =======                   ========                  ======


      The accompanying notes are an integral part of these financial statements.

                           LASER LINK.NET, INC.

                         Statements of Cash Flows
                          (dollars in thousands)


                                                                                 for the year ended December 31,
                                                                           1999                1998                1997
                                                                    ------------------  -----------------    -----------------

Cash flows from operating activities:
   Net loss                                                              $ (3,742)           $ (1,915)           $   (246)
   Adjustments to reconcile net loss to cash used in operating activities:
     Depreciation and amortization                                          1,313                 130                  26
     Amortization of debt discount                                             --                  59                  --
     Allowance for doubtful accounts                                          339                  --                  --
     Non-employee stock option compensation expense                            --                  13                  --
     Changes in operating assets and liabilities:
       Accounts receivable                                                 (2,915)                150                (150)
       Other assets                                                          (230)                 --                  (8)
       Accounts payable                                                     3,527                 409                  24
       Accrued payroll and other expenses                                     711                  57                  --
       Deferred revenues                                                      349                  --                  --
                                                                         --------            --------            --------
        Net cash used in operating activities                                (648)             (1,097)               (354)
                                                                         --------            --------            --------
Cash flows from investing activities:
   Capital expenditures                                                    (3,757)               (475)               (275)
                                                                         --------            --------            --------
        Net cash used in investing activities                              (3,757)               (475)               (275)
                                                                         --------            --------            --------
Cash flows from financing activities:
   Proceeds from borrowings under line of credit                            3,750                  --                  --
   Proceeds from issuance of common stock                                      --               3,843                 760
   Proceeds from issuance of preferred stock                                   --               2,000                  --
   Stock issuance costs                                                        --                 (48)                 --
   (Repayments of) proceeds from loans from officers                         (417)                317                 (85)
                                                                         --------            --------            --------
        Net cash provided by financing activities                           3,333               6,112                 675
                                                                         --------            --------            --------
        Net (decrease) increase in cash and cash equivalents               (1,072)              4,540                  46
Cash and cash equivalents, beginning of period                              4,586                  46                  --
                                                                         --------            --------            --------
Cash and cash equivalents, end of period                                 $  3,514            $  4,586            $     46
                                                                         ========            ========            ========

Supplemental disclosure of cash flow:
   Cash paid for interest                                                     181                   9                  14
                                                                         ========            ========            ========

      The accompanying notes are an integral part of these financial statements.

                           LASER LINK.NET, INC.

                      Notes to Financial Statements

1.  Organization and Liquidity:

    Laser Link.Net, Inc. ("Laser Link" or the "Company") which was incorporated in Pennsylvania on February 22, 1996 is engaged in the business of providing a full-service dial-up based Internet access service to corporations and other organizations. The Company has incurred losses since its inception as it has devoted substantially all of its efforts toward building network infrastructure and internal staffing, developing systems, expanding into new markets, and raising capital.

    The Company has funded its operations since inception through contributions from shareholders and the sale of common and preferred stock to investors.

    Effective August 13, 1999, the Company changed its name from Laser Link Communications, Inc. to Laser Link.Net, Inc.

    The Company operates in a single segment.

2.  Summary of Significant Accounting Policies:

        Cash and Cash Equivalents:

    The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. Cash and cash equivalents are stated at cost, which approximates fair value.

        Property and Equipment:

    Property and equipment are stated at cost. Depreciation and amortization are provided for using the straight-line method over the estimated useful lives of the related assets, which is generally three years for computers, computer related equipment, and purchased software and five years for furniture and other equipment.
    Leasehold improvements are amortized over the life of the lease.

        Long-Lived Assets:

    In accordance with Statement of Financial Accounting Standard No. 121 ("SFAS 121"), "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of", the Company reviews assets for impairment whenever events or changes in circumstances indicate the carrying value of the asset may not be recoverable. A determination of impairment (if any) is made based on estimates of undiscounted future cash flows. The Company believes that no such impairment existed at December 31, 1999.

        Revenue Recognition:

    The Company recognizes revenue when services are provided. Certain services are generally billed one month in advance while others are billed one month in arrears. Advance billings including prepaid services and collections relating to future access services are recorded as deferred revenue and recognized as revenue when earned.

        Costs of Services Provided:

    Costs of revenues include costs related to the production of software as well as costs incurred for Internet services provided to the Company.

        Research and Development Costs:

    Research and development costs incurred to develop software products are charged to operations as incurred.

        Advertising Costs:

    Advertising costs, included in sales and marketing expenses, are expensed as incurred. Advertising expenses were $10,000 and $51,000 for the years ended December 31, 1999 and 1998, respectively.

        Income Taxes:

    From inception through December 28, 1998, the Company, with consent of its stockholders, elected to have its income taxed under the S Corporation provisions of the Internal Revenue Code (the "Code"), which provide that, in lieu of corporate income taxes, the stockholder is taxed on the Company's taxable income. Accordingly, there was no provision for federal or state income taxes in the Company's statement of operations. Effective December 29, 1998, the Company terminated its S Corporation status and began operation as a C Corporation. The Company has incurred losses from operations in the period from December 29, 1998 through December 31, 1999; therefore, there was no provision for income taxes in the Company's statement of operations at December 31, 1999.

        Income Taxes, continued:

    The Company uses the liability method of accounting for income taxes. Under this method, deferred income tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes. Deferred tax liabilities or assets at the end of each period are determined using the tax rate enacted under the current tax law. The measurement of net deferred tax assets is reduced by the amount of any tax benefits that, based on available evidence, are not expected to be realized, and a corresponding valuation allowance is established.

        Concentration of Credit Risk:

    Financial instruments which potentially subject the Company to a concentration of credit risk principally consist of cash and cash equivalents and short-term investments. Short-term investments are stated at cost, which approximates fair market value. The Company has its cash and cash equivalents placed with high quality, creditworthy financial institutions. The balances at such institutions at December 31, 1999 and periodically throughout the year are in excess of federally insured limits. As part of its cash management process, the Company performs periodic evaluations of the relative credit standings of these institutions.

    The Company's accounts receivable potentially subject the Company to credit risk, as collateral is generally not required. For certain customers, the Company's risk of loss is limited due to advance billings for services, the use of preapproved charges to customer credit cards, and the ability to terminate access on delinquent accounts. In addition, the concentration of credit risk to these customers is mitigated by the large number of customers comprising the customer base. Where services are billed in arrears, the Company performs ongoing credit evaluations of its customers' financial condition. The carrying amount of the Company's receivables approximates their fair value.

        Vulnerability Due to Certain Concentrations:
    The Company's growth and future success is substantially dependent upon its ability to convince corporations and other organizations to adopt the Laser Link service for their constituents. Although a number of corporations and organizations have entered into discussions regarding the service, only two have entered into written agreements with the Company obligating them to offer the service to their subscribers.
    The Company has signed a Virtual Internet Provider agreement with UUNet Technologies, Inc. ("UUNet") that provides the Company with access to UUNet's points of presence capacity.

    The Company continues to seek additional capital resources to complete the development of its service and expand and improve its product line.

        Use of Estimates in the Preparation of Financial Statements

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the dates of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

        Stock-Based Compensation:

    Stock based compensation is recognized using the intrinsic value method prescribed in Accounting Principles Board Option No. 25, "Accounting for Stock Issued to Employees", and related interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the fair market value of the Company's stock at the date of grant over the amount an individual must pay to acquire the stock and amortized over the vesting period. All transactions in which goods and services are the consideration received for the issuance of equity instruments, such as stock options, are expensed based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measured. The Company has adopted the disclosure only provisions of Statements of Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS 123) (see Note
    5).

        Historical Net Loss Per Share:

    The Company calculates net loss per common share in accordance with Statement of Financial Accounting Standards (SFAS) No. 128, "Earnings Per Share." Basic Earnings Per Share ("EPS") is a per share measure of an entity's performance computed by dividing net income (loss) available to common shareholders (the numerator) by the weighted-average number of shares of common stock outstanding during the period (the denominator). Diluted EPS measures the entity's performance taking into consideration common shares outstanding (as computed under basic EPS) and dilutive potential common shares, such as stock options. However, entities with a net loss do not include common stock equivalents in the computation of diluted EPS as the effect would be anti-dilutive. Therefore, the Company's basic and diluted EPS are equal as common stock equivalents are not included as inclusion of such shares would have an anti-dilutive effect.

3.  Property and Equipment:

    A summary of property and equipment at December 31, 1999 is as follows:


                                                                     1999                                  1998
                                                      ----------------------------------    ---------------------------------
   Computer equipment                                               $2,410,000                                 $681,000
   Purchased software                                                1,658,000                                   78,000
   Furniture                                                           324,000                                   --
   Leasehold improvements                                              124,000                                   --
                                                                    ----------                                 --------
   Less:  accumulated depreciation and amortization                  4,516,000                                  759,000
                                                                    (1,470,000)                                (157,000)

                                                                    ----------                                 --------
   Property and equipment, net                                      $3,046,000                                 $602,000
                                                                    ==========                                 ========

    Depreciation expense was approximately $791,000, $109,000, and $21,000 in 1999, 1998 and 1997, respectively. Amortization expense was approximately $522,000, $21,000, and $5,000 in 1999, 1998 and 1997,
    respectively.

4.  Income Taxes:

    The significant components of deferred tax assets at December 31, 1999 are as follows:


                                                                                                           1999
                                                                                             --------------------------------
   Loss carryforwards                                                                                   $1,410,000
   Bad debt expense                                                                                        132,000
                                                                                                       -----------
   Total deferred tax assets                                                                             1,542,000
   Less: valuation allowance                                                                            (1,542,000)
                                                                                                       -----------
   Net deferred tax assets                                                                              $       --
                                                                                                        ==========

    As of December 31, 1999, the Company had net operating loss carryforwards for federal income tax purposes of approximately $3,526,000. The federal loss carryforwards, which expire between 2018 and 2019, are available to offset future federal taxable income, if any. The Company also had state net operating loss carryforwards as of December 31, 1999 of $3,526,000. The state loss carryforwards, which expire between 2008 and 2009, are limited to a maximum utilization of $1,000,000 per year.

    Management has determined that realization of these tax benefits is uncertain and therefore has provided a full valuation allowance. The utilization of tax credit carryforwards may be limited by changes in ownership under Section 382 of the Internal Revenue Code and similar statutes.

5.  Stockholders' Equity:

        Common Stock:

    Class A Common stockholders have the right to one vote for each share of Class A Common Stock held. Class B Common stockholders have the right to one vote for each share of Class B Common Stock held. Class B Common stockholders have the right to elect a majority of the Board of Directors.

    On April 1, 1999 the Company effected a twenty-for-one stock split of the outstanding shares of common stock in the form of a stock dividend. Accordingly, all common stock data shown in the accompanying financial statements and notes have been retroactively adjusted to reflect the stock split.

        Preferred Stock:

    The Board of Directors has the authority to issue shares and to fix voting privileges, dividend rates, conversion privileges and any other rights of the preferred stock.

        Redeemable Preferred Stock:

    On December 29, 1998, the Company issued 20,000 shares of its Class A Redeemable Preferred Stock to an investor for $2,000,000. Stock issuance costs of $48,000 have been charged to the redeemable preferred stock. The Class A Redeemable Preferred Stock has no voting privileges and accrues quarterly dividends at 8% of the liquidation preference (defined by the agreement to be $5 per share) per annum. The Class A Redeemable Preferred stockholders are entitled to distribution of $5 per share in preference to holders of Common Stock plus all accrued and unpaid dividends on December 31, 2003 or earlier upon the occurrence of certain events such as an initial public offering. Upon liquidation, dissolution or winding up of the Company, Class A Redeemable Preferred stockholders are entitled to a distribution equal to the liquidation preference amount. This offering included a warrant to purchase 2,099,900 additional shares of Class A Common Stock at less than $.01 per share. The warrant expires on December 29, 2008.

        Stock Option Plan:

    The Company established the 1997 Stock Option Plan (the "Plan") that provides for the grant of stock options and warrants to officers, directors and other key employees of the Company to purchase a maximum of 10,000,000 shares of Class A Common Stock. The Plan provides for granting of both incentive stock options, as defined in
    Section 422 of the Code, and options that do not qualify under
    Section 422 of the Code ("nonqualified options"). The Plan expires ten years from the date of adoption of the Plan, subject to the right of the Board of Directors to terminate the Plan at any time prior thereto. Grants under the Plan expire five or ten years from the date of the grant and generally vest over a four year period. The exercise price of all options granted under the Plan must be at least 100% of the fair market value on the date of grant. As of December 31, 1999, no options have been exercised, and 1,885,500 options remain available for issuance under the Plan.

        Non-Qualified Option Grants:

    In addition to the options granted under the Plan, the Company granted 20,000 nonqualified stock options to a consultant during 1998. Nonqualified options generally have a maximum term of 10 years and generally vest in equal annual increments over a three-year period.

    If compensation cost had been determined based on the fair value of the options at the grant dates for those options for which no compensation cost has been recognized, consistent with the method of SFAS 123, the Company's net loss and loss per share would have been:

                                   1999                         1998                               1997
                              ---------------             ----------------                    ---------------

Net loss:                      $(3,742,000)                  $(1,915,000)                     $    (246,000)
 As reported                    (4,204,000)                   (1,961,000)                          (248,000)
 Pro forma
Net loss:
 As reported                         (0.14)                        (0.09)                             (0.01)
 Pro forma                           (0.16)                        (0.09)                             (0.01)

        Non Qualified Option Grants, continued:

    Such pro forma disclosures may not be representative of future compensation expense because options vest over several years and additional grants are made each year.

    The weighted-average fair value of stock options granted was $0.25 per option in 1999, $0.05 in 1998 and $0.02 in 1997. The fair value of each option grant was estimated at the date of grant using the Black-Scholes option-pricing model. The following weighted average assumptions were used for grants in 1999, 1998 and 1997, respectively: risk-free interest rates of 5.3%, 5.6% and 5.8%; dividend yields and volatility factors of 0%; and expected lives of three years.

    The following table summarizes stock option activity in 1999 and 1998:

                                                                                              Weighted-
                                                                              Weighted-        Average
                                                               Exercise        Average        Remaining
                                             Number of       Price Range      Exercise       Contractual
                                              Shares          Per Share         Price           Life
                                          --------------     ------------   ------------   --------------
Outstanding as of December 31, 1997                          $0.05-$0.25         $0.11      7.95 years
Granted                                                      $0.05-$0.50         $0.31      8.32 years
Exercised                                     --                 --                --           --
Cancelled/forfeited                        (80,000)            $0.25             $0.25      8.94 years

Outstanding as of December 31, 1998      3,790,000           $0.05-$0.50         $0.20      8.13 years
Granted                                  4,499,500           $0.76-$3.38         $1.39      9.39 years
Exercised                                     --                 --                --           --
Canceled/forfeited                         (75,000)            $0.76             $0.76      9.75 years

Outstanding as of December 31, 1999      8,214,500           $0.05-$3.38         $0.84      8.80 years

    The following table summarizes the number of options outstanding by year of grant:

                                                           Number of              Exercise Price
Year of Grant                                                Shares                   Range
--------------                                       ----------------------   ----------------------
1999                                                        4,424,500             $0.76 - $3.38
1998                                                        1,790,000             $0.05 - $0.50
1997                                                        2,000,000             $0.05 - $0.25

5.  Stockholders' Equity, continued:

        Non Qualified Option Grants, continued:

    As of December 31, 1999, 1,994,300 shares were exercisable at a weighted-average price per share of $0.29. As of December 31, 1998 549,800 shares were exercisable at a weighted average price per share of $0.12. No options were exercised during 1999, 1998 or 1997.

 6. Related Party Transactions:

    Each nonmanagement member of the Board of Directors received an option to purchase 300,000 shares of common stock at exercise prices ranging from $0.05 to $0.50 per share (estimated fair market value at date of grant). These options (totaling 1,500,000 shares) expire on April 20, 2003 and vest over a period of three years, except that the options may vest immediately upon the occurrence of certain events.

    An officer of the Company has made advances to the Company for working capital and equipment purchases. These loans had a term of one year and included interest at the prime rate. These advances were repaid in full during 1999. In connection with these loans, this officer was issued warrants to purchase 146,000 and 570,660 shares of Class B Common Stock at $0.38 and $0.76 per share, respectively. These warrants expire five years from the date of issuance on April 27, 2003 and December 9, 2003, respectively.

    The Company may borrow up to $5,000,000 under a revolving credit agreement with an investor group. The credit agreement will expire on June 30, 2000. Borrowings under the agreement bear interest at prime plus 2% (10.5% at December 31, 1999) and are collateralized by substantially all of the assets of the Company. The credit facility contains certain quarterly financial covenants. The Company had borrowings outstanding under the credit facility of $3,750,000 and $0 as of December 31, 1999 and 1998, respectively. As of December 31, 1999, the Company was in violation of certain financial covenants of the credit facility.

7.  Commitments and Contingencies:

        Leases:

    The Company leases three facilities for its operations and equipment network. The equipment network facility is under a noncancelable operating lease expiring November 15, 2003. One operations facility is leased on a month-to-month basis with no formal agreement. The other facility agreement is a noncancelable lease expiring March 15, 2004.

    At December 31, 1999, the Company's minimum rental commitments under non-cancelable operating leases for each fiscal year ended December 31 are as follows:

                                                           Operating
Fiscal Year                                                  Leases
-----------                                               -------------
 2000                                                        $278,000
 2001                                                         282,000
 2002                                                         210,000
 2003                                                         210,000
 2004 and thereafter                                           53,000
                                                           ----------
Total minimum lease payments                               $1,033.000
                                                           ==========

    Total rent expense for operating leases for the years ended December 31, 1999, 1998 and 1997 amounted to approximately $184,000, $39,000 and $22,000, respectively.

        Employment Contracts:

    The Company has entered into various employment contracts with key employees. These agreements are consecutive one-year terms and entitle the employees to a total of 1,320,000 options to purchase Class A common stock.

        Significant Agreements:

    Access to the Internet for subscribers is provided through points of presence capacity leased from UUNet. The agreement with UUNet expires June 1, 2001 and automatically renews for consecutive one-year terms, unless terminated prior to or at the end of its current term.

    UUNet is also a competitor of the Company. UUNet's availability may be limited in the future if other significant UUNet users increase capacity. The Company pays UUNet a fee per network hour used.
    The Company has licensed Netscape Communicator software ("Netscape") from Netscape Communications Corporation, and Microsoft Internet Explorer Software ("Explorer") from Microsoft Corporation. These licenses permit the Company to distribute Netscape and Explorer in the Company's Network Operations Center access packages. Management believes that contract renewal of both of the licenses under conditions acceptable to the Company is probable.

7.  Commitments and Contingencies, continued:

    The Company has entered into an agreement with a company to provide customer service and technical support to the Company's customer base. The Company is subject to charges by the service provider on a fixed fee basis per subscriber.

        Legal Proceedings:

    The Company is subject to legal proceedings and claims that arise in the ordinary course of business. As of December 31, 1999, management is not aware of any asserted or pending litigation or claims against the Company that would have a material adverse effect on the Company's financial condition, results of operations or liquidity.

8.  Employee Benefit Plan:

    In 1999, the Company established a defined contribution 401(k) retirement plan covering substantially all its employees. Under this plan, eligible employees may contribute a portion of their salary until retirement and the Company, at its discretion, may match a portion of the employee's contribution up to 15% of an employee's annual compensation. The Company contributed $31,000 in 1999.

9.  Subsequent Events:

    On March 8, 2000, the Company signed an Agreement and Plan of Merger (the "Agreement") with Covad Communications Group, Inc. ("Covad"). Under the terms of the Agreement, Covad will exchange approximately 4,300,000 shares of its common stock for all outstanding Company common stock and all unexpired and unexercised outstanding Company options and warrants.